UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 25, 2011
ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (510) 856-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 25, 2011, Anthera Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc., (collectively, “Hercules”), pursuant to which Hercules made to the Company at closing a term loan in the principal amount of $25.0 million. The term loan bears interest at the greater of (i) 7.3% plus the prime rate or (ii) 10.55% per annum. The transaction closed on March 28, 2011.
     The Company shall make interest-only payments for twelve months, and shall then repay the principal balance of the loan in monthly installments starting on April 1, 2012 and continuing through September 1, 2014. The entire term loan principal balance and all accrued but unpaid interest will be due and payable on September 1, 2014. At its option, the Company may prepay all or any part (of at least $2.0 million) of the outstanding loan subject to a prepayment charge of between 1-3% of the outstanding principal amount being repaid. In addition, the Company shall pay Hercules a charge of $937,500 upon the earliest to occur of the (i) the term loan maturity date, (ii) prepayment of the secured obligations under the Loan and Security Agreement or (iii) the date that the secured obligations become due and payable; provided that if the secured obligations are prepaid upon the consummation of a change of control on or before the one year anniversary of the closing date, the Company shall pay Hercules a reduced charge of $500,000.
     In connection with the Loan and Security Agreement, the Company granted Hercules a security interest in all of the Company’s personal property now owned or hereafter acquired, excluding intellectual property. The Loan and Security Agreement also provides for standard indemnification of Hercules and contains representations, warranties and certain covenants of the Company. In addition, Hercules shall have the right to participate, in an amount of up to $2,000,000, in the next private equity financing that results in proceeds to the Company of at least $5,000,000.
     As part of the financing, Hercules received warrants to purchase up to an aggregate of 321,429 fully paid and non-assessable shares of the Common Stock at the exercise price equal to $6.00 per share. The warrants will expire seven years from the date of the grant. The Company also agreed to file a “resale” registration statement covering all of the shares issuable upon exercise of the warrants upon the earlier of (i) ninety (90) days from the date of issuance of the warrants and (ii) the date the Company files a resale registration statement with the SEC for the public offering and sale of Common Stock.
     The foregoing description of the terms of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Warrant Agreement, a copy of which is attached hereto as Exhibit 10.2.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Warrant to Hercules in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by Hercules, including the representations with respect to Hercules’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules’ investment intent with respect to the Warrant and the underlying shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
10.1	Loan and Security Agreement dated March 25, 2011, by and between the Company, Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc.

10.2	Form of Warrant Agreement dated March 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anthera Pharmaceuticals, Inc.
Date: March 29, 2011	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer

Exhibit Index
Exhibit No. Description
     (d) Exhibits:
10.1	Loan and Security Agreement dated March 25, 2011, by and between the Company, Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc.

10.2	Form of Warrant Agreement dated March 25, 2011.